Exhibit 99.2

Video Transcript

(Referenced in Fresh Vine’s press release dated March 13, 2025)

Publicly available on https://m.youtube.com/watch?v=P6kYUcVLixU

Fresh Vine Wine, Inc. changes corporate name to Amaze Holdings, Inc. and ticker symbol to AMZE following strategic merger.

Voiceover:

From a dedicated fan to a leader in the Star Wars community.

Nia:

I love you guys. Thanks so much for everything and may the force be with you.

Voiceover:

Star Wars Theory used Amaze to turn his passion into a movement.

Nia:

I didn't have many friends growing up and I was always on different Star Wars forums. I eventually created a channel in 2016.

Voicover:

With our tools, he connected with millions of fans, creating an unparalleled community around his love for the galaxy far, far away.

Nia:

And with Amaze, they have been there since the very beginning, and they've realized how important my community is, and that this is way beyond just another form of revenue.

Voicover:

Known as the obscure Lord of the Rings Facts Guy-

Don:

Why didn't Elrond just throw Isildur into the lava? Then none of this would have happened.

Voicover:

- DonMarshall72, transformed his deep knowledge of Tolkien's universe into a thriving fan community.

Don:

I woke up this morning with 10,000 followers and now I have 27,000. I had 127, 24 hours ago.

Voicovoer

With Amaze, he bridged the gap between trivia and connection, turning followers into engaged fans.

Don:

Not only did that initial merchandise video go viral and bring in thousands of dollars of sales, it also completely changed my life. After selling more than 5000 calendars, we are now in our third year of sales and it is still going strong.

Fan:

This is the guy you need to be following.You heard it here first

Don:

This is all very cool and amazing and thank you very much. Okay.

Nia:

Love you guys. Thanks.